UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
July 5, 2017 (July 1, 2017)

DIVERSICARE HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01    Entry into Material Definitive Agreement.

On July 1, 2017, in connection with the acquisition referenced below, Diversicare Healthcare Services, Inc. and subsidiaries (the “Company”) executed a Fourth Amendment (the “Revolver Amendment”) to the Third Amended and Restated Revolving Loan And Security Agreement dated as of February 26, 2016 and a Second Amendment (the "Term Amendment") to the Second Amended and Restated Term Loan and Security Agreement dated as of February 26, 2016 with a syndicate of financial institutions and banks, including The PrivateBank and Trust Company, the administering agent. Prior to the Revolver Amendment, the maximum capacity under the revolving facility was $52.25 million and was scheduled to be reduced to $42.25 million on August 1, 2017. The Revolver Amendment modifies the capacity to remain at $52.25 million. The Term Amendment amends the terms of the Loan Agreement by increasing the Company’s term loan facility from $60.0 million to $67.5 million.

Item 8.01 Other Events.

Effective July 1, 2017 the Company acquired a 103-bed skilled nursing center in Selma, Alabama, including certain land, improvements, furniture, fixtures and equipment, personal property and intangible property from Park Place Nursing and Rehabilitation Center, LLC, Dunn Nursing Home, Inc., Wood Properties of Selma LLC, and Homewood of Selma, LLC for an aggregate purchase price of $8.75 million. This facility is expected to contribute in excess of $8.0 million in annual revenues. A copy of a press release describing the transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number    Exhibit

99.1        Press release dated July 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    July 5, 2017